Exhibit 10.1

Robert W. Duggan

611 S. Fort Harrison Avenue

Suite 306

Clearwater, FL 33755

October 26, 2018

Pulse Biosciences, Inc.

3957 Point Eden Way

Hayward, CA 94545

As Chairman of the Board as well as the largest stockholder of Pulse Biosciences, Inc. (“PULSE” or the “Company”), I make the following commitment to the Company with respect to the period from the date of this commitment through the earlier of the completion of an equity financing of at least $15,000,000 or November 15, 2019.

Liquidity

I irrevocably commit that if the Company at any time is unable to meet its obligations through November 15, 2019, that I will provide the necessary continuing financial support to the Company of up to $15,000,000 to ensure the Company’s ability to operate as a going concern through the period ending November 15, 2019. Such continuing support may take the form of purchase of equity, loans or advances to PULSE.

This commitment is not conditional and irrevocable through the earlier of the completion of an equity financing of at least $15,000,000 or November 15, 2019.

I, Robert W. Duggan, having the financial wherewithal to enter into this irrevocable commitment, on behalf of myself, my heirs and my assigns make the above commitments to the Company and its stockholders.

By:	/s/ Robert W. Duggan
Robert W. Duggan